As filed with the Securities and Exchange Commission on August 10, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada	88-0448389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Michael Kirksey

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

T. Mark Kelly

Alan P. Baden

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	50,000 shares	$8.47	$423,500	$48.53

(1)	This Registration Statement covers 50,000 shares of common stock, par value $0.001 per share, of Endeavour International Corporation issued pursuant to a restricted stock award agreement dated June 1, 2012 between Endeavour International Corporation and Ralph A. Midkiff. The Shares of the restricted stock covered by this registration statement vest in three annual installments beginning with the first anniversary of the issuance date.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The price per share and aggregate offering prices for the shares registered hereby are calculated based on the average of the high and low prices of our common stock as reported by the NYSE on August 9, 2012.

Explanatory Note

The shares of common stock, par value $0.001 per share, of Endeavour International Corporation, a Nevada corporation (the “Company”), being registered pursuant to this Form S-8 are comprised of 50,000 shares of common stock, par value $0.001 per share, issued pursuant to the restricted stock award agreement dated June 1, 2012 between the Company and Ralph A. Midkiff (the “Midkiff Restricted Stock Agreement”). The Company granted this equity inducement award of 50,000 shares of restricted stock to Ralph A. Midkiff, upon his appointment as Senior Vice President and General Counsel of the Company. The restricted stock award will vest in thirds on the first, second and third anniversary, respectively, of the grant date, provided Mr. Midkiff remains continuously employed with the Company through those dates.

This Registration Statement contains two parts. The first part contains a reoffer prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8), which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) of the Company. This reoffer prospectus may be used by Ralph A. Midkiff for reoffers and resales on a continuous or delayed basis in the future of up to 50,000 shares of common stock issued pursuant to the Midkiff Restricted Stock Agreement. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

PROSPECTUS

50,000 SHARES OF COMMON STOCK

ENDEAVOUR INTERNATIONAL CORPORATION

We are not selling any common stock under this prospectus and will not receive any proceeds if and when the selling stockholder, Ralph A. Midkiff, sells the common stock in the future. We cannot predict when or in what amounts Mr. Midkiff may sell any of the shares offered by this prospectus.

This prospectus relates to the offer and sale from time to time of up to 50,000 shares of our common stock by Mr. Midkiff, the selling stockholder named in this prospectus. The 50,000 shares of our common stock were issued pursuant to a restricted stock award agreement. We granted an equity inducement award of 50,000 shares of restricted stock to Ralph A. Midkiff, upon his appointment as our Senior Vice President and General Counsel. The restricted stock award will vest in thirds on the first, second and third anniversary, respectively, of the grant date, provided Mr. Midkiff remains continuously employed with the Company through those dates. Mr. Midkiff may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at other negotiated prices. Mr. Midkiff may sell none, some or all of the shares offered by this prospectus. We cannot predict when or in what amounts a selling stockholder may sell any of the shares offered by this prospectus. We will not receive any of the proceeds from the sale of shares by Mr. Midkiff.

Our common stock is traded on the New York Stock Exchange under the symbol “END” and on the London Stock Exchange under the symbol “ENDV.” On August 9, 2012, the closing price for our common stock was $8.54 per share.

Investing in our Common Stock involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 10, 2012

Part I. Information Required in Prospectus

Preliminary Note

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. The selling stockholder, Mr. Midkiff, is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

The Company

Endeavour International Corporation is an independent oil and gas company engaged in the production, exploration, development and acquisition of crude oil and natural gas in the U.S. and the North Sea. Our strategy is to expand and exploit our portfolio of exploration and development assets using conventional and unconventional technologies in basins that have historically generated and produced substantial quantities of oil and gas and that we believe will yield commercial quantities of reserves through improved drilling, completion and operating technologies. Finding, developing and producing oil and gas reserves in the North Sea require both significant capital and time. Recognizing this, we have sought to balance our North Sea development assets, which have large potential reserves but long production-cycles, with current production from the North Sea assets we have acquired and a portfolio of assets in the U.S. that have lower development costs and shorter production-cycles. We also seek to achieve a balance of oil and gas reserves in our portfolio of assets, believing that both commodities present attractive opportunities for capital returns in the future.

Endeavour International Corporation is a Nevada corporation formed in 2000. Our principal executive offices are located at 811 Main Street, Suite 2100, Houston, Texas 77002. Our common stock is listed on the New York Stock Exchange under the symbol “END” and on the London Stock Exchange under the symbol “ENDV.” We maintain a web site at www.endeavourcorp.com. However, the information on, or accessible through, our website is not part of this prospectus, and you should rely only on the information contained in this prospectus and in the documents incorporated herein by reference when making a decision as to whether to buy our common stock offered by this prospectus.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed or incorporated by reference in this prospectus are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include statements that express a belief, expectation, or intention, as well as those that are not statements of historical fact, and may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. We caution you not to rely on them unduly. In particular, this prospectus contains or incorporates by reference forward-looking statements pertaining to the following:

•	our business strategy;

•	recent acquisitions, including the acquisition of certain properties from ConocoPhillips;

•	budgets;

•	projected costs, savings and plans;

•	objectives of management for future operations;

•	legal strategies; and

•	legal proceedings.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties, which may not be exhaustive, relate to, among other matters, the following:

•	discovery, estimation, development and replacement of oil and gas reserves;

•	decreases in proved reserves due to technical or economic factors;

•	drilling of wells and other planned exploitation activities;

•	timing and amount of future production of oil and gas;

•	the volatility of oil and gas prices;

•	availability and terms of capital;

•	operating costs such as lease operating expenses, administrative costs and other expenses;

•	our future operating or financial results;

•	amount, nature and timing of capital expenditures, including future development costs;

•	cash flow and anticipated liquidity;

•	availability of drilling and production equipment;

•	uncertainties related to drilling and production operations in a new region;

•	cost and access to natural gas gathering, treatment and pipeline facilities;

•	outcome of legal disputes;

•	environmental hazards, such as natural gas leaks, oil spills and discharges of toxic gases;

•	business strategy and the availability of acquisition opportunities; and

•	factors not known to us at this time.

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, we file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”) (File No. 001-32212) pursuant to the Exchange Act. You may read and copy any documents that are filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the public reference section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

Our filings are also available to the public through the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 8, 2012;

•	our Proxy Statement for our 2012 Annual Meeting of Stockholders, filed with the SEC on April 13, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 9, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on August 8, 2012;

•

our Current Reports on Form 8-K and Form 8-K/A filed on January 20, 2012, February 1, 2012 (two reports), February 17, 2012, February 29, 2012, April 13, 2012, April 18, 2012, May 25, 2012, May 29, 2012, May 30, 2012, June 6, 2012, June 8, 2012, June 13, 2012, June 18, 2012, June 25, 2012 and August 2, 2012 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•

the description of our common stock contained in our registration statement on Form 8-A, filed on March 14, 2011, including any other amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

All future documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Endeavour International Corporation

811 Main Street, Suite 2100

Houston, Texas 77002

(713) 307-8700

Attention: Corporate Secretary

We also maintain a website at www.endeavourcorp.com. However, the information on, or accessible through, our website is not part of, and is not incorporated by reference in, this prospectus.

Risk Factors

An investment in our common stock involves risk. You should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our Form 10-K for the year ended December 31, 2011 and in “Part II — Item 1A. Risk Factors” of our Form 10-Q for the quarterly period ended March 31, 2012, in each case as updated by the additional risks and uncertainties set forth in other filings we make with the SEC. In addition, you should also carefully read all of the other information included in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference into this prospectus supplement in evaluating an investment in our common stock. If any of the described risks actually were to occur, our business, financial condition or results of operations could be affected materially and adversely. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder, Mr. Midkiff, under this prospectus.

The Selling Stockholder

As an inducement to his employment, Mr. Midkiff, the selling stockholder, was granted 50,000 shares of restricted common stock. Pursuant to this prospectus, Mr. Midkiff may sell all, some or none of the shares. The following table sets forth certain information known to us concerning Mr. Midkiff. The shares are being registered to permit Mr. Midkiff to offer the shares for resale from time to time. See “Plan of Distribution.”

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Number of Shares of Common Stock Being Offered Hereby(1)	Number of Shares of Common Stock to be Owned After Completion of the Offering(2)	Percentage of Ownership(2)
Ralph A. Midkiff(3)	50,000	50,000	0	*

*	Indicates less than one percent.
(1)	Ownership is determined based on shares outstanding as of and in accordance with Rule 13d-3 under the Exchange Act. The actual number of shares beneficially owned and offered for sale is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which we cannot predict at this time.
(2)	Assumes all the shares offered hereby are sold to persons who are not affiliates of Mr. Midkiff.
(3)	Mr. Midkiff has been our Senior Vice President and General Counsel since June 1, 2012. The shares offered by Mr. Midkiff include 50,000 shares of common stock, which vest in three annual installments beginning June 1, 2013.

Except as indicated above, within the past three years, Mr. Midkiff has not had any position, office or other material relationship with the Company or any of its predecessors or affiliates.

Plan of Distribution

We will not receive any of the proceeds from the sale of the common stock by the selling stockholder, Mr. Midkiff, pursuant to this prospectus. The aggregate proceeds to Mr. Midkiff from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. Mr. Midkiff, as a selling stockholder, reserves the right to accept and, together with its agents, to reject, any proposed purchase of common stock to be made directly or through agents. This prospectus covers the resale of shares of our common stock by Mr. Midkiff as the selling stockholder. As used in this prospectus, references to Mr. Midkiff or the “selling stockholder” include holders of shares of our common stock received from the selling stockholder after the date of this prospectus, who received such shares by gift or by other transfer by such selling stockholder to an immediate family member of such stockholder, by will or through operation of the laws of descent and distribution, and their respective administrators, guardians, receivers, executors or other persons acting in a similar capacity.

The common stock may be sold from time to time to purchasers:

•	directly by the selling stockholders and their successors, which includes their transferees, pledgees or donees or their successors; or

•

through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the common stock by selling stockholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts, and “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory liabilities, including, without limitation, liabilities under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the common stock is sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing and exercise of options, whether such options are listed on an options exchange or otherwise; or

•	through the settlement of short sales.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or other financial institutions may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholders may also sell the common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that, in turn, may sell the common stock.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock.

At the time a particular offering is made, if required, a prospectus supplement will be distributed, which will set forth the names of the selling stockholders, the aggregate amount and type of securities being offered, the price at which the securities are being sold and other material terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

We cannot be certain that any selling stockholder will sell any or all of the common stock pursuant to this prospectus. Further, we cannot assure you that any such selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualifies for sale or an exemption from registration, or a qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to pay substantially all expenses incidental to the registration, offering and sale of the common stock to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

Legal Matters

Woodburn and Wedge, our Nevada counsel, has passed upon the validity of the common stock offered hereby. Any underwriters will be advised about other issues relating to by offering by their own legal counsel.

Experts

The consolidated financial statements of Endeavour International Corporation as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG’s audit report covering the December 31, 2011 and 2010 financial statements refers to a change in the reserve estimates and related disclosures as a result of adopting new oil and gas reserve estimation and disclosure requirements.

On April 9, 2012, the Audit Committee of the Board of Directors of the Company approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and approved the dismissal of the Company’s prior independent registered public accounting firm, KPMG. The Company notified KPMG of its dismissal on April 9, 2012.

Certain information included or incorporated by reference in this prospectus regarding estimated quantities of oil and gas reserves owned by us is based on estimates of the reserves prepared by or audited by Netherland, Sewell & Associates, Inc., independent petroleum engineers, and all such information has been so incorporated in reliance on the authority of that firm as experts regarding the matters contained in their report.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents, which have been previously filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 8, 2012;

•	our Proxy Statement for our 2012 Annual Meeting of Stockholders, filed with the SEC on April 13, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed with the SEC on May 9, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on August 8, 2012;

•

our Current Reports on Form 8-K and Form 8-K/A filed on January 20, 2012, February 1, 2012 (two reports), February 17, 2012, February 29, 2012, April 13, 2012, April 18, 2012, May 25, 2012, May 29, 2012, May 30, 2012, June 6, 2012, June 8, 2012, June 13, 2012, June 18, 2012, June 25, 2012 and August 2, 2012 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•

the description of our common stock contained in our registration statement on Form 8-A, filed on March 14, 2011, including any other amendments or reports filed for the purpose of updating such description.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.02) of any such Current Report on Form 8-K) subsequent to the filing date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of each such document.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Our Articles of Incorporation provide that no officer or director of Endeavour will be personally liable to Endeavour or its stockholders for damages for breach of fiduciary duty as a director or officer, other than (1) for acts or omissions that involve intentional misconduct, fraud or knowing violations of law or (2) the unlawful payment of a distribution. In addition, our articles of incorporation and bylaws provide that Endeavour will indemnify its officers and directors and advance related costs and expenses incurred by our officers and directors to the fullest extent permitted by Nevada law. In addition, Endeavour may also enter into agreements with any officer or director and may obtain insurance indemnifying officers and directors against certain liabilities incurred by them.

NRS Section 78.138 provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

NRS Section 78.7502 permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

NRS Section 78.751 permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation. NRS 78.751 further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise. NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Item 7. Exemption from Registration Claimed

The shares of our restricted common stock were issued as inducement awards to Mr. Midkiff. This grant was exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 8. Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

4.1 (a)	—	Warrants to Purchase Common Stock issued to Trident Growth Fund, LP dated July 29, 2003 (warrant # 2003-3) (Incorporated by reference to Exhibit 4.7 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).

4.1 (b)	—	First Amendment to Warrants to Purchase Common Stock dated February 26, 2004 (warrant # 2003-3) (Incorporated by reference to Exhibit 4.7 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).

4.2(a)	—

Warrants to Purchase Common Stock issued to Gemini Capital, L.P. (Warrant #2002-1) (Incorporated by reference to Exhibit 4.6 of our Quarterly Report on Form 10-QSB (Commission File No. 000-33439) for the Quarter Ended

June 30, 2002).

4.2(b)	—	First Amendment to Warrants to Purchase Common Stock dated July 29, 2003 (Warrant # 2002-1) (Incorporated by reference to Exhibit 4.5 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).

4.2(c)	—	Second Amendment to Warrants to Purchase Common Stock dated February 26, 2004 (Warrant # 2002-1) (Incorporated by reference to Exhibit 4.5 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).

4.3	—	Registration Rights Agreement dated January 24, 2008 by and between Endeavour International Corporation and Smedvig QIF Plc (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2008).

4.4(a)	—	Trust Deed dated January 24, 2008 by and among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2008).

4.4(b)	—	Amendment Deed dated March 11, 2011, to Trust Deed dated January 24, 2008 by and among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on March 14, 2011).

4.5	—	Indenture dated as of July 22, 2011 among Endeavour International Corporation, the Guarantors named therein and Well Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on July 22, 2011).

4.6	—	Form of 5.5% Rule 144A Global Note, dated July 22, 2011 (included in Exhibit 4.5).

4.7	—	First Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.8	—	Form of First Priority 12% Senior Notes due 2018 (included in Exhibit 4.7).

4.9	—	Second Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.10	—	Form of Second Priority 12% Senior Notes due 2018 (included in Exhibit 4.9).

5.1*	—	Opinion of Woodburn and Wedge regarding the legality of the securities.

23.1*	—	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.2*	—	Consent of Independent Auditor Ernst & Young LLP.

23.3*	—	Consent of Netherland, Sewell & Associates, Inc.

23.4*	—	Consent of Woodburn and Wedge (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (included on the signature pages to this registration statement).

*	Filed herewith.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 10 day of August, 2012.

Endeavour International Corporation

By:	/s/ Robert L. Thompson
Robert L. Thompson
Senior Vice President & Chief Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Michael Kirksey and Robert L. Thompson, and each of them severally his true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 10th day of August 2012.

Signature	Title

/s/ William L. Transier William L. Transier	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ J. Michael Kirksey J. Michael Kirksey	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Robert L. Thompson Robert L. Thompson	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ John N. Seitz John N. Seitz	Vice Chairman

/s/ John B. Connally, III John B. Connally, III	Director

/s/ Sheldon R. Erikson Sheldon R. Erikson	Director

/s/ Charles J. Hue Williams Charles J. Hue Williams	Director

/s/ Leiv L. Nergaard Leiv L. Nergaard	Director

/s/ Nancy K. Quinn Nancy K. Quinn	Director

Index to Exhibits

4.1 (a)	—	Warrants to Purchase Common Stock issued to Trident Growth Fund, LP dated July 29, 2003 (warrant # 2003-3) (Incorporated by reference to Exhibit 4.7 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).

4.1 (b)	—	First Amendment to Warrants to Purchase Common Stock dated February 26, 2004 (warrant # 2003-3) (Incorporated by reference to Exhibit 4.7 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).

4.2(a)	—

Warrants to Purchase Common Stock issued to Gemini Capital, L.P. (Warrant #2002-1) (Incorporated by reference to Exhibit 4.6 of our Quarterly Report on Form 10-QSB (Commission File No. 000-33439) for the Quarter Ended

June 30, 2002).

4.2(b)	—	First Amendment to Warrants to Purchase Common Stock dated July 29, 2003 (Warrant # 2002-1) (Incorporated by reference to Exhibit 4.5 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).

4.2(c)	—	Second Amendment to Warrants to Purchase Common Stock dated February 26, 2004 (Warrant # 2002-1) (Incorporated by reference to Exhibit 4.5 of our Annual Report on Form 10-KSB (Commission File No. 000-33439) for the year ended December 31, 2003).

4.3	—	Registration Rights Agreement dated January 24, 2008 by and between Endeavour International Corporation and Smedvig QIF Plc (Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2008).

4.4(a)	—	Trust Deed dated January 24, 2008 by and among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on January 24, 2008).

4.4(b)	—	Amendment Deed dated March 11, 2011, to Trust Deed dated January 24, 2008 by and among Endeavour International Corporation, Endeavour Energy Luxembourg S.a.r.l. and BNY Corporate Trustee Services Limited, as trustee (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on March 14, 2011).

4.5	—	Indenture dated as of July 22, 2011 among Endeavour International Corporation, the Guarantors named therein and Well Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on July 22, 2011).

4.6	—	Form of 5.5% Rule 144A Global Note, dated July 22, 2011 (included in Exhibit 4.5).

4.7	—	First Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.8	—	Form of First Priority 12% Senior Notes due 2018 (included in Exhibit 4.7).

4.9	—	Second Priority Indenture, dated February 23, 2012, among Endeavour International Corporation, the subsidiary guarantors party thereto, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as collateral agent (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K (Commission File No. 001-32212) filed on February 29, 2012).

4.10	—	Form of Second Priority 12% Senior Notes due 2018 (included in Exhibit 4.9).

5.1*	—	Opinion of Woodburn and Wedge regarding the legality of the securities.

23.1*	—	Consent of Independent Registered Public Accounting Firm KPMG LLP.

23.2*	—	Consent of Independent Auditor Ernst & Young LLP.

23.3*	—	Consent of Netherland, Sewell & Associates, Inc.

23.4*	—	Consent of Woodburn and Wedge (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (included on the signature pages to this registration statement).

*	Filed herewith.